Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2017, relating to the consolidated financial statements of Innovus Pharmaceuticals, Inc., appearing in the entity’s Annual Report on Form 10-K for the years ended December 31, 2016 and 2015.

/s/ Hall & Company Certified Public Accountants & Consultants, Inc.
Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA
April 12, 2017